Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES

FIRST QUARTER 2012 RESULTS

Wakefield, MA—May 1, 2012—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE Amex: FSP), an investment firm specializing in real estate, announced today Funds From Operations (FFO) of $19.6 million or $0.24 per share for the first quarter ended March 31, 2012. The Company also announced Net Income of $5.7 million and Earnings Per Share (EPS) of $0.07 for the first quarter and provided an update on other activities.

The Company evaluates its performance based on Net Income, EPS and FFO and believes each is an important measure. A reconciliation of Net Income to FFO, which is a non-GAAP financial measures, is provided on page 3 of this press release.

(in thousands except per share data)	Three Months Ended March 31
	2012	2011	Increase (Decrease)

Net Income	$5,738	$24,767	$(19,029)

FFO	$19,571	$16,250	$3,321

Per Share Data:
EPS	$0.07	$0.30	$(0.23)
FFO	$0.24	$0.20	$0.04

Weighted ave shares (diluted)	82,937	81,437	1,500

Comparing results for the first quarter of 2012 to 2011, Net Income and EPS decreased $19.0 million or $0.23 per share and FFO increased $2.9 million or $0.04 per share. The decrease in Net Income and EPS was primarily from the gain on sale of a property in Falls Church, Virginia in January 2011, which contributed $19.6 million or $0.24 per share to the first quarter of 2011. We did not sell any properties during the first quarter of 2012. The increase in FFO was primarily from the benefits of five property acquisitions made in 2011 (including three acquisitions made in March 2011), all of which we had for the full first quarter of 2012. We also had the benefit of interest income from a real estate loan investment as of March 31, 2012 that was made initially in December 2011 and was increased during the first quarter of 2012 to $106.2 million outstanding and had the benefit of increased occupancy in the real estate portfolio at March 31, 2012, which was 89.0% compared to 88.4% at March 31, 2011.

George J. Carter, President and CEO, commented as follows:

“For the first quarter of 2012, FSP's profits as represented by FFO totaled approximately $19.6 million or $0.24 per share, an increase of approximately $1.1 million or $0.02 per share compared to the fourth quarter of 2011. Dividend distributions declared for the first quarter of 2012, which are payable on May 17, 2012, will be approximately $15.8 million or $0.19 per share.

Our directly-owned real estate portfolio of 36 properties totaling 7,052,068 square feet was approximately 89.0% leased as of March 31, 2012, up from approximately 88.7% leased as of December 31, 2011. Our property portfolio is primarily suburban office assets. Most of the rental/leasing markets where our properties are located remained stable during the first quarter, with some markets showing moderate improvement in occupancy and rental rate levels. Within this environment, we continue to make steady leasing progress. Our property portfolio has relatively modest lease expirations over the next three years and we have as our objective to move overall occupancy levels to the 90+% range during 2012.

There was one additional real estate investment completed in the first quarter of 2012 for a total capital contribution of approximately $30 million. The investment was made as an additional funding amount to our original $76.2 million two-year bridge loan on a central business district office/retail property in Minneapolis, Minnesota. The total loan provided to this property by FSP now totals $106.2 million and is secured by a first mortgage. The property is owned by FSP 50 South Tenth Street Corp., a single-asset REIT affiliate of FSP. The property is a 12-story Class A multi-tenant office/retail property, built in 2001, containing approximately 498,768 rentable square feet of which approximately 90% is office space. The additional funding amount was used primarily to help secure a lease with Target Corporation for effectively 100% of the property’s office space for 18 years through March 2030. As of March 31, 2012, the property was approximately 99% leased, and is located between and connected by a sky bridge directly to the Target Corporation and U.S. Bancorp corporate headquarters buildings in downtown Minneapolis. FSP has four office properties in the greater Minneapolis area, either owned directly or through affiliates, totaling approximately 1.4 million square feet. Now that the 50 South Tenth Street property is stabilized by a long term lease with a credit tenant, FSP 50 South Tenth Street Corp. is exploring the opportunities available for a possible sale of the property and/or third party permanent financing which, among other things, if consummated could repay or replace FSP’s existing bridge loan. Additional real estate investments during 2012 are a major objective of FSP.

There were no property sales in the first quarter of 2012, although we continuously review and evaluate our directly-owned portfolio of 36 properties for potentially advantageous disposition opportunities. In addition, certain properties owned by some of our single-asset REIT affiliates, and in which FSP may have a financial interest, could become possible candidates for sale as they stabilize their occupancies and the markets in which they are located become more attractive to potential acquirers. FSP Phoenix Tower Corp., a single-asset REIT affiliate of FSP, owns a 34-story multi-tenant, Class A office building containing approximately 629,054 square feet located in Houston, Texas that is currently being offered for sale. FSP has both an equity and first mortgage debt investment in FSP Phoenix Tower Corp.

We are very much looking forward to the balance of 2012 and beyond.”

Dividend Announcement

On April 13, 2012, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended March 31, 2012 of $0.19 per share of common stock payable on May 17, 2012 to stockholders of record on April 27, 2012.

Real Estate Update

Supplementary Schedules D and E provide property information for our continuing real estate portfolio of 36 properties and for three non-consolidated REITs that we had preferred stock interests in as of March 31, 2012. The Company will also be filing a supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

A reconciliation of Net Income to FFO is shown below and a definition of FFO is provided on Supplementary Schedule I. We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently.

Reconciliation of Net Income to FFO:
	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2012	2011

Net Income	$5,738	$24,767
Less gain on sale of property	-	(19,592)
GAAP (income) loss from non-consolidated REITs	(391)	(1,773)
Distributions from non-consolidated REITs	929	1,767
Acquisitions costs	-	269
Depreciation of real estate & intangible amortization	13,295	10,812
Funds From Operations (FFO)	$19,571	$16,250

Per Share Data
EPS	$0.07	$0.30
FFO	$0.24	$0.20

Weighted average shares (basic and diluted)	82,937	81,437

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

A conference call is scheduled for May 2, 2012 at 10:00 a.m. (ET) to discuss the first quarter 2012 results. To access the call, please dial 1-877-317-6789. Internationally, the call may be accessed by dialing 1-412-317-6789. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. The majority of FSP's property portfolio is suburban office buildings, with select investments in certain central business district properties. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly Information	F
Percentage of Leased Space	G
Largest 20 Tenants – FSP Owned Portfolio	H
Definition of Funds From Operations (FFO) and FFO+GOS	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income Statements

(Unaudited)

	For the Three Months Ended March 31,
(in thousands, except per share amounts)	2012	2011

Revenue:
Rental	$36,668	$31,099
Related party revenue:
Management fees and interest income from loans	2,616	808
Other	34	7
Total revenue	39,318	31,914

Expenses:
Real estate operating expenses	9,077	8,732
Real estate taxes and insurance	5,813	4,759
Depreciation and amortization	13,256	10,745
Selling, general and administrative	2,077	1,644
Interest	3,677	2,408

Total expenses	33,900	28,288

Income before interest income, equity in earnings of
non-consolidated REITs and taxes	5,418	3,626
Interest income	8	11
Equity in earnings of non-consolidated REITs	391	968

Income before taxes on income	5,817	4,605
Taxes on income	79	50

Income from continuing operations	5,738	4,555

Discontinued operations:
Income from discontinued operations, net of income tax	-	620
Gain on sale of property less applicable income tax	-	19,592
Total discontinued operations	-	20,212

Net income	$5,738	$24,767

Weighted average number of shares outstanding,
basic and diluted	82,937	81,437

Earnings per share, basic and diluted, attributable to:
Continuing operations	$0.07	$0.05
Discontinued operations	-	0.25
Net income per share, basic and diluted	$0.07	$0.30

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except share and par value amounts)	2012	2011
Assets:
Real estate assets, net	$1,001,863	$1,006,221
Acquired real estate leases, less accumulated amortization
of $29,303 and $31,189, respectively	87,073	91,613
Investment in non-consolidated REITs	87,061	87,598
Cash and cash equivalents	29,283	23,813
Restricted cash	511	493
Tenant rent receivables, less allowance for doubtful accounts
of $1,300 and $1,235, respectively	1,090	1,460
Straight-line rent receivable, less allowance for doubtful accounts
of $135 and $135, respectively	31,932	28,545
Prepaid expenses	1,164	1,223
Related party mortgage loan receivable	172,286	140,516
Other assets	3,528	4,070
Office computers and furniture, net of accumulated depreciation
of $470 and $428, respectively	478	468
Deferred leasing commissions, net of accumulated amortization
of $10,174 and $9,220, respectively	22,259	22,641
Total assets	$1,438,528	$1,408,661

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$494,000	$449,000
Accounts payable and accrued expenses	23,311	26,446
Accrued compensation	446	2,222
Tenant security deposits	2,181	2,008
Acquired unfavorable real estate leases, less accumulated amortization
of $4,069 and $3,759, respectively	7,243	7,618
Total liabilities	527,181	487,294

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	-	-
Common stock, $.0001 par value, 180,000,000 shares authorized, 82,937,405 and 82,937,405 shares issued and outstanding, respectively	8	8
Additional paid-in capital	1,042,876	1,042,876
Accumulated distributions in excess of accumulated earnings	(131,537)	(121,517)
Total stockholders’ equity	911,347	921,367
Total liabilities and stockholders’ equity	$1,438,528	$1,408,661

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
(in thousands)	2012	2011
Cash flows from operating activities:
Net income	$5,738	$24,767
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	13,763	11,109
Amortization of above market lease	40	(6)
Gain on sale of real estate assets	-	(19,592)
Equity in earnings of non-consolidated REITs	(391)	(1,066)
Distributions from non-consolidated REITs	487	1,283
Increase (decrease) in bad debt reserve	65	(375)
Changes in operating assets and liabilities:
Restricted cash	(18)	(20)
Tenant rent receivables, net	305	609
Straight-line rents, net	(1,517)	(2,303)
Prepaid expenses and other assets, net	93	88
Accounts payable and accrued expenses	(3,388)	(1,212)
Accrued compensation	(1,776)	(1,200)
Tenant security deposits	173	603
Payment of deferred leasing commissions	(641)	(2,819)
Net cash provided by operating activities	12,933	9,866
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(5,376)	(124,307)
Acquired real estate leases	-	(45,032)
Investments in non-consolidated REITs	(1)	(9)
Distributions in excess of earnings from non-consolidated REITs	442	484
Investment in related party mortgage loan receivable	(31,770)	(2,432)
Changes in deposits on real estate assets	-	200
Investment in assets held for syndication, net	-	(45,186)
Proceeds received on sales of real estate assets	-	89,382
Net cash used in investing activities	(36,705)	(126,900)
Cash flows from financing activities:
Distributions to stockholders	(15,758)	(15,473)
Proceeds from equity offering, net	-	(90)
Borrowings under bank note payable	45,000	404,000
Repayment of bank note payable	-	(209,968)
Repayment of term loan payable	-	(74,850)
Deferred financing costs	-	(4,328)
Swap termination payment	-	(982)
Net cash provided by financing activities	29,242	98,309
Net decrease in cash and cash equivalents	5,470	(18,725)
Cash and cash equivalents, beginning of period	23,813	68,213
Cash and cash equivalents, end of period	$29,283	$49,488

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
As of March 31, 2012
	Total	% of
Year	Square Feet	Portfolio
2012	221,088	3.1%
2013	474,097	6.7%
2014	428,487	6.1%
2015	802,138	11.4%
2016	923,880	13.1%
Thereafter (2)	4,202,378	59.6%
	7,052,068	100.0%

(1) Percentages are determined based upon square footage of expiring commercial leases.

(2) Includes 774,565 square feet of current vacancies.

(dollars & square feet in thousands)	As of March 31, 2012
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	10	$292,871	29.2%	2,028	28.8%
Colorado	4	125,152	12.5%	789	11.2%
Virginia	4	102,008	10.2%	685	9.7%
Minnesota	2	38,067	3.8%	626	8.9%
Missouri	3	67,510	6.7%	477	6.8%
North Carolina	3	68,290	6.8%	431	6.1%
Georgia	1	71,307	7.1%	387	5.5%
Illinois	2	50,593	5.1%	372	5.2%
Maryland	1	54,135	5.4%	325	4.6%
Michigan	1	14,859	1.5%	215	3.0%
Florida	1	46,581	4.7%	213	3.0%
Indiana	1	34,403	3.4%	205	2.9%
California	2	21,843	2.2%	182	2.6%
Washington	1	14,244	1.4%	117	1.7%
	36	$1,001,863	100.0%	7,052	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Three Months Ended
(in thousands)	31-Mar-12	31-Mar-11

Tenant improvements	$3,014	$2,506
Deferred leasing costs	2,196	2,819
Building improvements	746	449
	$5,956	$5,774

Square foot & leased percentages	March 31,	December 31,
	2012	2011

Owned portfolio of commercial real estate
Number of properties	36	36
Square feet	7,052,068	7,052,068
Leased percentage	89%	89%

Investments in non-consolidated REITs
Number of properties	3	3
Square feet	2,004,953	2,001,542
Leased percentage	90%	87%

Single Asset REITs (SARs) managed
Number of properties	13	13
Square feet	3,322,570	3,322,639
Leased percentage	84%	80%

Total owned, investments & managed properties
Number of properties	52	52
Square feet	12,379,591	12,376,249
Leased percentage	88%	86%

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	31-Mar-12	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	844,953	93.8%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	536,056	82.2%	27.0%
FSP Phoenix Tower Corp.	Houston	TX	623,944	90.8%	4.6%
			2,004,953	89.8%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F: Quarterly Information

(Unaudited)

(in thousands)
	Q1	Q2	Q3	Q4
Revenue:	2011	2011	2011	2011
Rental	$31,099	$33,606	$33,672	$37,014
Related party revenue:
Management fees and interest income from loans	808	1,150	1,037	1,051
Other	6	7	7	29
Total revenues	31,913	34,763	34,716	38,094
Expenses:
Real estate operating expenses	8,730	8,765	9,328	9,862
Real estate taxes and insurance	4,759	5,228	5,020	5,426
Depreciation and amortization	10,745	12,029	12,351	13,124
Selling, general and administrative	1,645	1,602	1,654	2,012
Interest	2,408	3,578	3,419	3,261
Total expenses	28,287	31,202	31,772	33,685

Income before interest income, equity in earnings of non-consolidated REITs and taxes on income	3,626	3,561	2,944	4,409
Interest income	11	5	3	3
Equity in earnings of non-consolidated REITs	968	1,166	573	978

Income before taxes on income	4,605	4,732	3,520	5,390
Taxes on income	50	68	67	82

Income from continuing operations	4,555	4,664	3,453	5,308
Discontinued operations:
Income (loss) from discontinued operations, net of tax	619	3,371	(139)	(246)
Gain on sale of properties, less applicable income tax	19,593	2,346	-	-
Total discontinued operations	20,212	5,717	(139)	(246)

Net income	$24,767	$10,381	$3,314	$5,062

FFO and FFO+GOS calculations:

Net income	$24,767	$10,381	$3,314	$5,062
(Gain) Loss on sale of assets	(19,593)	(2,346)	-	-
GAAP income from non-consolidated REITs	(1,773)	(1,166)	(573)	(978)
Distributions from non-consolidated REITs	1,767	1,215	1,104	970
Acquisition costs	269	9	185	157
Depreciation of real estate & intangible amortization	10,812	12,047	12,332	13,248

Funds From Operations (FFO)	16,249	20,140	16,362	18,459
Plus gains on sales of assets	19,593	2,346	-	-
FFO+GOS	$35,842	$22,486	$16,362	$18,459

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Percentage of Leased Space

(Unaudited & Estimated)

					Fourth		First
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Dec-11	Leased (2)	31-Mar-12	Leased (2)

1	PARK SENECA	Charlotte, NC	109,550	80.6%	80.6%	80.5%	79.9%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	SOUTHFIELD	Southfield, MI	214,697	39.2%	39.2%	39.2%	39.2%
4	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
5	CENTENNIAL	Colorado Springs, CO	110,405	85.4%	73.0%	85.4%	85.4%
6	MEADOW POINT	Chantilly, VA	138,537	100.0%	100.0%	100.0%	100.0%
7	TIMBERLAKE	Chesterfield, MO	232,766	97.7%	97.7%	97.7%	97.7%
8	FEDERAL WAY	Federal Way, WA	117,010	47.0%	44.3%	47.0%	47.0%
9	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
10	TIMBERLAKE EAST	Chesterfield, MO	116,197	85.9%	85.9%	85.9%	85.9%
11	PARK TEN	Houston, TX	155,715	81.2%	81.2%	81.2%	81.2%
12	MONTAGUE	San Jose, CA	145,951	100.0%	100.0%	100.0%	100.0%
13	ADDISON	Addison, TX	293,787	95.8%	95.8%	95.8%	95.8%
14	COLLINS CROSSING	Richardson, TX	298,766	88.4%	88.4%	87.8%	87.8%
15	GREENWOOD PLAZA	Englewood, CO	197,527	48.9%	48.4%	48.9%	48.9%
16	RIVER CROSSING	Indianapolis, IN	205,059	93.5%	93.5%	93.9%	93.1%
17	LIBERTY PLAZA	Addison, TX	218,934	77.9%	74.8%	76.4%	77.4%
18	INNSBROOK	Glen Allen, VA	298,456	98.3%	90.7%	98.3%	98.3%
19	380 INTERLOCKEN	Broomfield, CO	240,184	85.1%	85.1%	89.5%	86.5%
20	BLUE LAGOON	Miami, FL	212,619	100.0%	100.0%	100.0%	100.0%
21	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
22	WILLOW BEND	Plano, TX	116,622	83.1%	83.1%	77.4%	77.4%
23	ONE OVERTON PARK	Atlanta, GA	387,267	89.3%	90.0%	91.7%	90.9%
24	390 INTERLOCKEN	Broomfield, CO	241,516	93.4%	94.3%	96.4%	94.6%
25	EAST BALTIMORE	Baltimore, MD	325,445	55.7%	55.7%	56.2%	55.9%
26	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
27	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
28	LOUDOUN TECH	Dulles, VA	135,888	100.0%	100.0%	100.0%	100.0%
29	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
30	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
31	121 SOUTH EIGHTH ST	Minneapolis, MN	472,616	93.6%	93.6%	93.8%	93.8%
32	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
33	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
34	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
35	909 DAVIS	Evanston, IL	195,245	94.8%	94.8%	94.8%	94.8%
36	1410 EAST RENNER	Richardson, TX	122,300	100.0%	100.0%	100.0%	100.0%

	TOTAL WEIGHTED AVERAGE		7,052,068	88.7%	88.1%	89.0%	88.8%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.
(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of March 31, 2012
				% of
	Tenant	Sq Ft	SIC Code	Portfolio
1	TCF National Bank	267,470	60	3.8%
2	Quintiles Transnational Corp	259,531	87	3.7%
3	CITGO Petroleum Corporation	248,399	29	3.5%
4	Burger King Corporation	212,619	58	3.0%
5	Denbury Onshore LLC	202,600	13	2.9%
6	RGA Reinsurance Company	185,501	63	2.6%
7	SunTrust Bank	182,888	60	2.6%
8	Citicorp Credit Services, Inc	176,848	61	2.5%
9	C.H. Robinson Worldwide, Inc	153,028	47	2.2%
10	Houghton Mifflin Harcourt Publishing Company	150,050	27	2.1%
11	Murphy Exploration & Production Company	144,677	13	2.1%
12	Giesecke & Devrient America, Inc.	135,888	73	1.9%
13	Monsanto Company	127,778	28	1.8%
14	AT&T Services, Inc.	122,300	48	1.7%
15	Vail Holdings, Inc.	122,232	79	1.7%
16	Northrop Grumman Systems Corporation	111,469	73	1.6%
17	Argo Data Resource Corporation	109,990	73	1.6%
18	Alliance Data Systems	96,749	73	1.4%
19	Federal National Mortgage Association	92,358	61	1.3%
20	Amdocs, Inc	91,928	73	1.3%
	Total	3,194,303		45.3%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Definition of Funds From Operations (“FFO”),

The Company evaluates the performance based on several measures, including Funds From Operations, or FFO, because management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income (determined in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs. Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner. We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.